Exhibit 10.8

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is made as of this 8th day of April, 2021 by and between Aldel Financial Inc., a Delaware corporation (“Aldel Financial”) and Aldel Capital LLC (“Buyer”).

WHEREAS, Aldel Financial was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business (“Business Combination”);

WHEREAS, Aldel Financial has filed with the U.S. Securities and Exchange Commission (“SEC”) a draft registration statement on Form S-1 (File No. 333-253166) (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”) at a price of $10.0 per Public Unit, each comprised of one share of common stock of Aldel Financial, par value $0.0001 per share (the “Common Stock,” and the shares of Common Stock included in the Public Units, the “Public Shares”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share;

WHEREAS, Aldel Investors LLC, Aldel Financial’s sponsor, and FG SPAC Partners LP, an affiliate of certain Aldel Financial directors, have committed to purchase from Aldel Financial securities (the “Private Placement Securities”) for an aggregate purchase price of $5,130,000, as described in the Registration Statement;

WHEREAS, proceeds from the IPO and the sale of the Private Placement Securities in an aggregate amount equal to the gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, upon completion of the Business Combination, the holders of the Public Shares may redeem all or a portion of their Public Shares for a portion of the funds held in the Trust Account, as described in the Registration Statement; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which, prior to or concurrently with the closing of the Business Combination, the Buyer shall invest an aggregate of $20.0 million in connection with the Business Combination on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

Purchase of forward purchase shares

Section 1.01     Purchase and Sale. Prior to or concurrently with the closing of the Business Combination, Aldel Financial (including for these purposes any successor) shall issue and sell to the Buyer, and the Buyer shall purchase from Aldel Financial up to a maximum of 2 million Class A Shares of Common Stock (or the equivalent securities of any successor entity) (the “Forward Purchase Shares”) (the “Maximum Shares”) at a purchase price of $10.00 per Forward Purchase Share, or an aggregate purchase price of $20.00 million (the “Maximum FPS Commitment”), in a private placement that will close simultaneously with the closing of the Business Combination. The Maximum FPS Commitment (and the corresponding number of Maximum Shares) shall be reduced on a dollar-for-dollar basis in the amount (i) used by Buyer and its affiliates to purchase Common Stock in open market purchases following the IPO, and (ii) invested in the target company prior to the closing of the Business Combination. Any reduction of the Maximum FPS Commitment shall be rounded down to the nearest integral multiple of $10.00. The Buyer shall notify Aldel Financial in writing (the “Buyer Notice”) of any purchase of Common Stock in the open market as promptly as practicable following such purchase, and in any event no later than the business day following the date of such purchase. The Buyer shall attach copies of broker confirmations or other documentation of open market purchases of the Common Stock to the Buyer Notice for such transaction.

The closing of the sale of Forward Purchase Shares (the “Forward Closing”) shall be held on the same date and concurrently with the Business Combination (such date being referred to as the “Forward Closing Date”). At least one (1) Business Day prior to the Forward Closing Date, the Buyer shall deliver to Aldel Financial the FPS Purchase Price for the Forward Purchase Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by Aldel Financial in the Final Notice to be held in escrow until the Forward Closing. Immediately prior to the Forward Closing on the Forward Closing Date, (i) the FPS Purchase Price shall be released from escrow automatically and without further action by Aldel Financial or the Buyer, and (ii) upon such release, Aldel Financial shall issue the Forward Purchase Shares to the Buyer in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of the Buyer (or its nominee in accordance with its delivery instructions), or to a custodian designated by the Buyer, as applicable. In the event the Business Combination does not occur within five (5) Business Days of the date scheduled for closing, the Forward Closing shall not occur and Aldel Financial shall promptly (but not later than one (1) Business Day thereafter) return the FPS Purchase Price to the Buyer. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York (“Business Day(s)”).

Section 1.02       Delivery. Aldel Financial shall register the Buyer as the owner of the Forward Purchase Shares purchased by the Buyer hereunder with Aldel Financial’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the Forward Closing.

Each register and book entry for the Forward Purchase Shares purchased by the Buyer hereunder shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

Section 1.03      Legend Removal. If the Forward Purchase Shares are eligible to be sold without restriction under, and without Aldel Financial being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Buyer’s request, Aldel Financial will, at its sole expense, cause Aldel Financial’s transfer agent to remove the legend set forth in Section 1.02 hereof. In connection therewith, if required by Aldel Financial’s transfer agent, Aldel Financial will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Forward Purchase Shares without any such legend; provided, however, that Aldel Financial will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Forward Purchase Shares in violation of applicable law.

ARTICLE II

Representations and Warranties of Aldel Financial

Aldel Financial hereby represents and warrants to Buyer on the date hereof and as of the closing of the Business Combination that:

Section 2.01      Incorporation and Corporate Power. Aldel Financial is a corporation, duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. Aldel Financial has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby and thereby.

Section 2.02     Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Aldel Financial and assuming the due authorization, execution and delivery thereof by the Buyer, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Aldel Financial does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Aldel Financial is a party which would prevent Aldel Financial from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Aldel Financial is subject.

Section 2.03       Capitalization. As of the date of this Agreement, the authorized share capital of Aldel Financial consists of:

(1)          380,000,000 Class A Shares, none of which are issued and outstanding.

(2)          20,000,000 Class B ordinary shares of Aldel Financial, par value $0.0001 per share (“Class B Share(s)”), 2,875,000 of which are issued and outstanding (375,000 of which are subject to forfeiture to the extent that the underwriters’ over-allotment option in connection with the IPO is not exercised in full). All of the issued and outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(3)          1,000,000 preference shares, none of which are issued and outstanding.

Section 2.04       Exchange Listing. Aldel Financial will use commercially reasonable efforts to effect the listing of the Class A Shares on the a national securities exchange.

Section 2.05     Valid Issuance of Forward Purchase Shares. The Forward Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Buyer. Assuming the accuracy of the representations of the Buyer in this Agreement and subject to the filings described in Section 2.06 below, the Forward Purchase Shares will be issued in compliance with all applicable federal and state securities laws.

Section 2.06      Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Buyer in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Aldel Financial in connection with the consummation of the transactions contemplated by this Agreement, except for any filings pursuant to Regulation D of the Securities Act, applicable state securities laws, and pursuant to the Registration Rights (defined below).

Section 2.07       Operations. As of the date hereof, Aldel Financial has not conducted, and before the IPO closing Aldel Financial will not conduct, any operations other than organizational activities and activities in connection with offerings of its securities.

Section 2.08      Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by Aldel Financial will not result in any violation or default (i) of any provisions of Aldel Financial’s memorandum and articles of association, as they may be amended from time to time (the “Charter”) or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which Aldel Financial is a party or by which Aldel Financial is bound, (iii) under any note, indenture or mortgage to which Aldel Financial is a party or by which Aldel Financial is bound, (iv) under any lease, agreement, contract or purchase order to which Aldel Financial is a party or by which Aldel Financial is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Aldel Financial, in each case (other than clause (i)) which would have a material adverse effect on Aldel Financial or its ability to consummate the transactions contemplated by this Agreement.

Section 2.09      Compliance with Anti-Money Laundering Laws. The operations of Aldel Financial are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Aldel Financial with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Aldel Financial, threatened.

Section 2.10       Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Aldel Financial, threatened against or affecting Aldel Financial or any of Aldel Financial’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

Section 2.11       No General Solicitation. Neither Aldel Financial, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

ARTICLE III

Representations and Warranties of the Buyer

Buyer hereby represents and warrants to Aldel Financial on the date hereof and as of the closing of the Business Combination that:

Section 3.01       Organization. Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Buyer has the requisite power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby and thereby.

Section 3.02       Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Buyer and assuming the due authorization, execution and delivery thereof by Aldel Financial, is a valid and binding agreement enforceable in accordance with its terms, (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (defined below) may be limited by applicable federal or state securities laws. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer is subject.

Section 3.03      Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Buyer required in connection with the consummation of the transactions contemplated in the Agreement have been obtained and are effective.

Section 3.04       Sophisticated Buyer. Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of the Forward Purchase Shares. The Buyer is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

Section 3.05      No Brokers. No broker, investment banker, financial advisor, finder or other Person (defined below) has been retained by or is authorized to act on behalf of Buyer that will be entitled to any fee or commission for which Aldel Financial will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.06       Restricted Securities. The Buyer understands that the offer and sale of the Forward Purchase Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Buyer’s representations as expressed herein. The Buyer understands that the Forward Purchase Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Buyer must hold the Forward Purchase Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Buyer acknowledges that Aldel Financial has no obligation to register or qualify the Forward Purchase Shares for resale, except pursuant to the Registration Rights (defined below). The Buyer further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Shares, and on requirements relating to Aldel Financial that are outside of the Buyer’s control, and which Aldel Financial is under no obligation and may not be able to satisfy. The Buyer acknowledges that Aldel Financial has confidentially submitted the Registration Statement for its proposed IPO to the SEC for review. The Buyer understands that the offering to the Buyer of the Forward Purchase Shares is not, and is not intended to be, part of the IPO, and that the Buyer will not be able to rely on the protection of Section 11 of the Securities Act with respect to such Forward Purchase Shares

Section 3.07       No General Solicitation. Neither the Buyer, nor any of its officers, directors, employees, agents, shareholders or partners, has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

Section 3.08       Compliance with Other Instruments. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Buyer, in each case (other than clause (i)), which would have a material adverse effect on the Buyer or its ability to consummate the transactions contemplated by this Agreement.

Section 3.09       Purchase Entirely for Own Account. This Agreement is made with the Buyer in reliance upon the Buyer’s representation to Aldel Financial, which by the Buyer’s execution of this Agreement, the Buyer hereby confirms, that the Forward Purchase Shares to be acquired by the Buyer will be acquired for investment for the Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Buyer further represents that the Buyer does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Shares. If the Buyer was formed for the specific purpose of acquiring the Forward Purchase Shares, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof (“Person(s)”).

Section 3.10        No Public Market. The Buyer understands that no public market now exists for the Forward Purchase Shares, and that Aldel Financial has made no assurances that a public market will ever exist for the Forward Purchase Shares.

Section 3.11        Accredited Investor. The Buyer is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 3.12        Affiliation of Certain FINRA Members. The Buyer is neither a Person associated nor affiliated with any underwriter of the IPO or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

Section 3.13        Disclosure of Information. The Buyer has had an opportunity to discuss Aldel Financial’s business, management, financial affairs and the terms and conditions of the offering and sale of the Forward Purchase Shares, as well as the terms of the IPO, with Aldel Financial’s management.

Section 3.14       No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Buyer nor any Person acting on behalf of the Buyer nor any of the Buyer’s affiliates (the “Buyer Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Buyer and this offering, and the Buyer Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Aldel Financial in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Buyer Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by Aldel Financial.

ARTICLE IV
Acknowledgement; Waiver; Registration Rights

Section 4.01       Acknowledgement; Waiver. Buyer (i) acknowledges that Aldel Financial may possess or have access to material non-public information which has not been and will not be communicated to Buyer; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Aldel Financial or any of its officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that Aldel Financial is relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

Section 4.02       Registration Rights. The Buyer has been or will be granted registration rights by Aldel Financial with respect to the Forward Purchase Shares (“Registration Rights”) pursuant to a registration rights agreement to be entered into with Aldel Financial, a form of which has been filed with the Registration Statement.

Section 4.03      Transfer. This Agreement and all of the Buyer’s rights and obligations hereunder (including the Buyer’s obligation to purchase the Forward Purchase Shares) may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more affiliates of the Buyer, but not to other third parties (each such transferee, a “Transferee”). Upon any such assignment:

(1)         the applicable Transferee shall execute a signature page to this Agreement, substantially in the form of the Buyer’s signature page hereto (the “Joinder Agreement”), which shall reflect the maximum number of Forward Purchase Shares to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Buyer hereunder with respect to the Transferee Securities, and references herein to the “Buyer” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Buyer and any such Transferee shall be several and not joint and shall be made as to the Buyer or any such Transferee, as applicable, as to itself only; and

(2)         upon a Transferee’s execution and delivery of a Joinder Agreement, the maximum number of Forward Purchase Shares to be purchased by the Buyer hereunder shall be reduced by the maximum number of Forward Purchase Shares to be purchased by the applicable Transferee pursuant to the applicable Joinder Agreement, which reduction shall be evidenced by the Buyer and Aldel Financial by amending this Agreement to reflect each transfer and updating the Maximum Shares and FPS Purchase Price on the Buyer’s signature page hereto to reflect such reduced number of Forward Purchase Shares, and each of the Transferee’s and the Buyer’s purchase obligations shall be subject to allocation pursuant to Article I herein.

ARTICLE V

Miscellaneous

Section 5.01      Forward Closing Conditions. The obligation of the Buyer to purchase the Forward Purchase Shares at the Forward Closing under this Agreement shall be subject to the fulfillment, at or before the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Buyer:

(1)            the Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of Forward Purchase Shares;

(2)            Aldel Financial shall have delivered to the Buyer a certificate evidencing Aldel Financial’s good standing as a Delaware corporation, as of a date within ten (10) Business Days of the Forward Closing;

(3)            the representations and warranties of Aldel Financial set forth in Article II of this Agreement shall have been true and correct as of the date hereof and shall be true and correct, in the case of Aldel Financial, as of the Forward Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except, in the case of Aldel Financial, where the failure to be so true and correct would not have a material adverse effect on Aldel Financial or its ability to consummate the transactions contemplated by this Agreement;

(4)            Aldel Financial shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Aldel Financial at or before the Forward Closing; and

(5)            no order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Buyer of the Forward Purchase Shares.

The obligation of Aldel Financial to sell the Forward Purchase Shares at the Forward Closing under this Agreement shall be subject to the fulfillment, at or before the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by Aldel Financial:

(1)            the Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of Forward Purchase Shares;

(2)            the representations and warranties of the Buyer set forth in Article III of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Buyer or its ability to consummate the transactions contemplated by this Agreement;

(3)            the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or before the Forward Closing; and

(4)            no order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Buyer of the Forward Purchase Shares.

Section 5.02       Termination. This Agreement shall terminate on the earlier of (i) the closing of the Business Combination and (ii) April 8, 2023.

In the event of any termination of this Agreement pursuant to this Section 5.02, the FPS Purchase Price (and interest thereon, if any), if previously paid, and the Buyer’s funds paid in connection herewith shall be promptly returned to the Buyer, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Buyer or Aldel Financial and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 5.02 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 5.03     Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

Section 5.04     Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 5.05       WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.06      Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, Buyer hereby agrees that Aldel Financial is entitled to an injunction prohibiting any conduct by the Buyer in violation of this Agreement and the Buyer shall not seek the posting of any bond in connection with such request for an injunction. Furthermore, in any action by Aldel Financial to enforce this Agreement, Buyer waives its right to assert any counterclaims and its right to assert set-off as a defense. The prevailing party agrees to pay all costs and expenses, including reasonable attorneys' and experts' fees that such prevailing party may incur in connection with the enforcement of this Agreement.

Section 5.07     Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 5.08     Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 5.09     Headings. The descriptive headings of the Sections hereof are inserted for convenience only, do not constitute a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement.

Section 5.10    Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

Section 5.11      Trust Account Waiver. Buyer has read the Registration Statement and understands that Aldel Financial has established a Trust Account, initially in an aggregate amount equal to the gross proceeds from the IPO, for the benefit of the “public stockholders” and the underwriters of Aldel Financial’s IPO (the “Underwriters”) and that, except for certain exceptions described in the Registration Statement, Aldel Financial may disburse monies from the Trust Account only: (i) to the public stockholders in the event of the conversion of their Public Shares or the liquidation of Aldel Financial; or (ii) to Aldel Financial and the Underwriters after consummation of a Business Combination, as described in the Registration Statement.

For and in consideration of Aldel Financial entering into this Agreement with the Buyer, the Buyer hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (other than in connection with redemption rights or the dissolution of Aldel Financial) (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Aldel Financial and will not seek recourse against the Trust Account for any reason whatsoever, other than in connection with redemption rights or the dissolution of Aldel Financial.

Section 5.12      Further Assurances. If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide all assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Shares or under or otherwise pursuant to this Agreement.

Section 5.13      Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, and (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to Aldel Financial shall be sent to: 105 S. Maple Street, Itasca, Illinois 60143 , Attn: Hassan Baqar, with a copy to Aldel Financial’s counsel at: Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attn: Giovanni Caruso, email: gcaruso@loeb.com

All communications to the Buyer shall be sent to: Aldel Capital, LLC, 5523A Lakeview Road, Charlotte, NC 28269, Attn: Robert I. Kauffman, email: rk@robkauffman.com, with a copy to the Buyer’s counsel at: Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York NY 10006, Attn: Adam J. Brenneman, email: abrenneman@cgsh.com, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 5.13.

Section 5.14       No Finder’s Fees. Each of the parties represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Buyer agrees to indemnify and to hold harmless Aldel Financial from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Buyer or its respective officers, employees or representatives is responsible. Aldel Financial agrees to indemnify and hold harmless the Buyer from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Aldel Financial or any of its officers, employees or representatives is responsible.

Section 5.15       Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing.

Section 5.16       Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 5.17       Expenses. Each of Aldel Financial and the Buyer will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. Aldel Financial shall be responsible for the fees of its transfer agent; stamp taxes and all The Depository Trust Company fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Forward Purchase Shares.

Section 5.18      Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

Section 5.19       Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of Aldel Financial and the Buyer.

Section 5.20       Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by Aldel Financial, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

ALDEL FINANCIAL INC.

By:	/s/ Robert I. Kauffman
Name: Robert I. Kauffman
Title: Chief Executive Officer

BUYER:

ALDEL CAPITAL LLC

By:	/s/ Robert I. Kauffman
Name: Robert I. Kauffman
Title: Managing Member

Signature Page to Forward Purchase Agreement